UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

IonQ, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

On April 25, 2024, IonQ, Inc. (the “Company”) commenced distributing proxy materials to its shareholders, including a Notice of Annual Meeting of Shareholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its annual meeting of shareholders to be held on June 5, 2024 (the “Annual Meeting”). A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 25, 2024. On June 4, 2024, the Company issued the following statement regarding the Annual Meeting:

[The following is a post made to the Company’s social media page on x.com (formerly Twitter)]:

IonQ’s Annual Meeting of Shareholders is tomorrow, Wednesday, June 5th, 2024, at 10 AM ET. This meeting centers around IonQ’s yearly proxy proposals. This is the LAST CALL for IonQ Shareholders to vote their shares. We also encourage you to revisit our annual Letter to Stockholders from IonQ CEO Peter Chapman: https://ionq.com/posts/letter-to-stockholders-about-ionqs-2023-annual-report. To vote, look for mail / email from your bank or broker holding your IonQ shares, or contact them.